WPC:KPMG PEAT MARWICK LLP
P.O. BOX 3939
6565 AMERICAS PARKWAY N.E., SUITE 700
ALBUQUERQUE, NEW MEXICO  87190
(505) 884-3939 (telephone)      (505) 884-8348 (facsimile)




                        INDEPENDENT AUDITOR'S CONSENT
                       ------------------------------



   We consent to the use in the Form S-8 Registration Statement and Prospectus of Cell Rotobics International, Inc. (the"Company") of our name and the statements with respect to us, asappearing under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP
Certified Public Accountants


/s/
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Albuquerque, New Mexico
March 15, 1999